Filed pursuant to Rule 424(b)(3)

Registration Statement No. 333-217470

Aberdeen Standard Palladium ETF Trust

(the “Trust”)

Supplement dated March 27, 2019 to the Prospectus dated May 11, 2017

This Supplement dated March 27, 2019 amends and supplements the prospectus for the Trust dated May 11, 2017, as supplemented to date (the “Prospectus”), and should be read in conjunction with, and must be delivered with, the Prospectus.

Effective April 1, 2019, the number of Shares in a block that constitutes a Basket for creations and redemptions in the Trust is being reduced from 50,000 Shares to 25,000 Shares. Therefore, effective April 1, 2019, all references in the Prospectus to the number of Shares in a Basket are amended with the deletion of references to 50,000 Shares and replaced with 25,000 Shares.

The Prospectus remains unchanged in all other respects. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Prospectus.

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Please retain this Supplement with your Prospectus for your reference.